Exhibit 99.1

FOR IMMEDIATE RELEASE:	Thursday, October 23, 2003

CONTACT:	Vicki L. Benne
Chief Financial Officer
Isco, Inc.
(402) 465-2097

ISCO REPORTS DELAY IN RELEASING FISCAL 2003 RESULTS

Lincoln, NE—Isco, Inc. (Nasdaq: ISKO) reported that it has delayed the release of its fiscal 2003 year-end results and has filed for a 15-day extension with the Securities and Exchange Commission for the filing of the 2003 fiscal year-end Form 10-K.  The delay is the result of waiting to obtain audited financials statements for Advanced Flow Technologies Partnership, Ltd. (AFTCO).  Isco, Inc. is a 50 percent partner in AFTCO and must include 50 percent of the earnings or loss of AFTCO in its earnings.  The completion of AFTCO’s financial statements and corresponding audit has been delayed due to the release of key management personnel within AFTCO, including its president.

“We are very disappointed that our fiscal year-end results and SEC filing must be delayed a short time due to events outside of our direct control,” said Doug Grant, president and chief operating officer.  “Isco is committed to reporting accurate results, and trusts that our shareholders will understand our decision to delay.”

Comments included in this News Release may include “forward-looking statements” within the meaning of the federal securities laws.  These statements as to anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here.  Such risks and uncertainties are detailed in Isco, Inc.’s Annual Report on Form 10-K filed with the SEC in October 2002 and are incorporated herein by reference.  Isco, Inc. cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date hereof.

News releases and other information regarding Isco, Inc. may be found at

www.isco.com on the Internet.

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